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EXHIBIT 10.9

FORM OF

TRONOX INCORPORATED 2005 LONG TERM INCENTIVE PLAN

FORM OF
TRONOX INCORPORATED 2005 LONG TERM INCENTIVE PLAN

TABLE OF CONTENTS

Article		Page
I	Purpose	1
II	Definitions	1
III	Administration	3
IV	Eligibility	4
V	Limitations on Awards	4
VI	Stock Options	5
VII	Stock Appreciation Rights	6
VIII	Restricted Stock	6
IX	Performance Awards	7
X	Adjustment Upon Changes in Stock	7
XI	Change in Control	8
XII	Miscellaneous	9
XIII	Amendment and Termination	10
XIV	Duration of the Plan	10

i

FORM OF
TRONOX INCORPORATED 2005 LONG TERM INCENTIVE PLAN

Article I

Purpose

        The purpose of the Tronox Incorporated 2005 Long Term Incentive Plan (the "Plan") is to provide incentive opportunities for Non-Employee Directors and employees, and to align their personal financial interest with the Company's stockholders. The Plan includes provisions for stock options, stock appreciation rights, restricted stock and performance related awards.

Article II

Definitions

a)
"Award" shall mean an award under the Plan of Options, SARs, Restricted Stock or a Performance Award.

b)
"Board or Board of Directors" shall mean the Board of Directors of the Company.

c)
"Cause" shall mean (i) the continued failure of the Employee to perform substantially all of his or her duties as an Employee (other than any such failure resulting from incapacity due to physical or mental illness); (ii) the willful engaging by the Employee in gross misconduct which is materially and demonstrably injurious to the Company; or (iii) the conviction of, or plea of guilty or nolo contendere to, a felony.

d)
"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

e)
"Company" shall mean Tronox Incorporated and any successor corporation by merger or otherwise.

f)
"Committee" shall mean the Board or a committee of the Board designated by the Board. The Committee shall be responsible for administering the Plan pursuant to Article III herein.

g)
"Employee" shall mean any person employed by the Company, a Subsidiary or Limited Liability Company on a full-time salaried basis, including officers thereof. The term "Employee" shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Company at the time of hire as not eligible to participate in the Plan, even if such person is determined to be an "employee" by any governmental or judicial authority.

h)
"Fair Market Value" of Stock shall mean the average of the highest price and the lowest price at which Stock shall have been sold on the applicable date as reported in the Wall Street Journal as New York Stock Exchange Composite Transactions for that date. In the event that the applicable date is a date on which there were no such sales of Stock, the Fair Market Value of Stock on such date shall be the average of the highest price and the lowest price at which Stock shall have been sold on the last trading day preceding such date. Notwithstanding the foregoing, the "Fair Market Value" of Stock on the date the Company first offers shares of Stock in an initial public offering shall be equal to the initial public offering price.

i)
"Incentive Stock Option" or "ISO" shall mean an Option which complies with the terms and conditions set forth in Section 422 of the Code and applicable regulations thereunder. Options designated as ISOs shall be interpreted and administered in order to comply with all the provisions of Section 422 of the Code and applicable regulations, including without limitation the requirement that the aggregate Fair Market Value (determined at the time the Option is granted) of Stock with respect to which ISOs are exercisable for the first time by an individual during a calendar year under all plans of the Company, any Subsidiary and any LLC shall not exceed $100,000.

j)
"Indicators of Performance" shall mean the following criteria used by the Committee to establish a performance goal under Section 3.4: Pretax Income, Net Income, Earnings Per Share, Sales Volume, Revenue, Expenses, Return on Assets, Return on Equity, Return on Investment, Net Profit Margin, Operating Profit Margin, Cash Flow, Total Stockholder Return, Capitalization, Liquidity, Production Volume, Results of Customer Satisfaction Surveys and other measures of Quality, Safety, Productivity, Cost Management or Process Improvement.

k)
"Limited Liability Company" or "LLC" shall mean any Limited Liability Company in which the Company or a Subsidiary owns fifty percent (50%) or more of the Limited Liability Company.

l)
"Non-Employee Director" shall mean any person serving as a director of the Company who is not an employee of the Company.

m)
"Option" or "Stock Option" shall mean a right granted under the Plan to an Optionee to purchase a stated number of shares of Stock at a stated exercise price.

n)
"Optionee" shall mean an Employee or Non-Employee Director who has received a Stock Option granted under the Plan.

o)
"Performance Award" shall mean an Award issued under Article IX.

p)
"Performance Period" shall mean a period established by the Committee of not less than one year during which performance shall be measured under a Performance Award.

q)
"Restricted Stock" shall mean Stock which is issued pursuant to Article VIII of the Plan.

r)
"Restriction Period" shall mean that period of time as determined by the Committee during which Restricted Stock is subject to such terms, conditions and restrictions as shall be assigned by the Committee.

s)
"Retirement" shall mean retirement of an Employee after attaining age and service requirements of the Company pension plan in which the employee participates. For this purpose, "service" for U.S. Employees shall be measured under the rules for determining vesting service under the Company's tax-qualified defined benefit plan for U.S. Employees. "Retirement" for Non-Employee Directors shall mean termination from service on the Board for any reason other than Total Disability or death.

t)
"Stock" shall mean the class A common stock of the Company.

u)
"Stock Appreciation Right" or "SAR" shall mean a right granted in accordance with Article VII of the Plan.

v)
"Subsidiary" shall mean any corporation (other than the Company) in which the Company, a Subsidiary or a Limited Liability Company of the Company owns fifty percent (50%) or more of the total combined voting power of all classes of stock, provided that, with regard to Incentive Stock Options, "Subsidiary" shall have the meaning provided under Section 424(f) of the Code.

w)
"Total Disability" and "Totally Disabled" shall have such meaning as that defined under the Company's group insurance plan covering total disability and determinations of Total Disability shall be made by the insurance company providing such coverage on the date on which the Employee, whether or not eligible for benefits under such insurance plan, becomes Totally Disabled. However, in the absence of such insurance plan or in the event the individual is a Non-Employee Director, the Committee shall make such determination.

Article III

Administration

        3.1    The Committee.    The Plan shall be administered by the Committee. Subject to such approvals and other authority as the Board may reserve to itself from time to time, the Committee shall, consistent with the provisions of the Plan, from time to time establish such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan, and make such determinations under, and such interpretations of, and take such steps in connection with the Plan or the Awards as it deems necessary or advisable.

        3.2    Authority of the Committee.    Subject to the provisions herein, the Committee shall have the full power (a) to determine the Employees and Non-Employee Directors who shall receive Awards under the Plan, (b) to determine the size and types of Awards to be issued under the Plan, (c) to determine the terms and conditions of such Awards in a manner consistent with the Plan, (d) to construe and interpret the Plan and any agreement or instrument entered into under the Plan, and resolve any ambiguities with respect to any of the terms and provisions hereof as written and as applied to the operation of the Plan, (e) to establish, amend or waive rules and regulations for the Plan's administration, and (f) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the sole discretion of the Committee as provided in the Plan and subject to the limitations and restrictions otherwise applicable under the Plan, including those contained in Article XIII which among other restrictions prohibit the repricing of options without further shareholder approval. Notwithstanding the foregoing, the Committee shall not amend an Award in a manner that would have a materially adverse effect on the grantee's rights or obligations under the Award without the consent of the grantee.

        The Committee may take any action consistent with the terms of the Plan which the Committee deems necessary to comply with any laws or regulatory requirements of a foreign country or to avoid adverse tax consequences under any such law or requirements. Such actions may include modifying the terms and conditions governing any Awards, including issuing restricted stock units in lieu of Restricted Stock, or establishing any local country plans as sub-plans to this Plan, each of which may be attached as an appendix hereto.

        As permitted by law, the Committee may delegate its authority hereunder, including without limitation delegating to a Company officer the authority to issue Awards covering a specified number of shares of Stock to Employees who are not officers.

        3.3    Decisions Binding.    All determinations and decisions of the Committee as to any disputed question arising under the Plan or an Award, including questions of construction and interpretation, shall be final, binding and conclusive upon all parties.

        3.4    Awards Subject to Performance Goals.    The Committee may determine that an Award shall be subject to the satisfaction of such performance goals as established by the Committee. As determined by the Committee, achievement of the performance goals may be measured (a) individually, alternatively or in any combination, (b) with respect to the Company, a subsidiary, division, business unit, product line, product, or any combination of the foregoing, or (c) on an absolute basis, or relative to a target, to a designated comparison group, to results in other periods, to an index, or to other external measures.

        In determining whether a performance goal is met, the Committee may exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded, such as a restructuring or other nonrecurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or a change in accounting standards required by U. S. generally accepted accounting principles.

        For an Award that is subject to performance goals and that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the following additional provisions shall apply: (a) the applicable performance goals will be based on one or more Indicators of Performance, (b) the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award upon attainment of the performance goals, (c) the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the grantee, or under such other conditions where such waiver will not jeopardize the treatment of other Awards as "performance-based compensation" under Section 162(m), and (d) the Award shall otherwise comply with the requirements of Section 162(m), or any successor provision thereto, and the regulations thereunder.

        3.5    Effect of Code Section 409A.    To the extent that any Award under this plan is or may be considered to involve a nonqualified deferred compensation plan or deferral subject to Section 409A of the Code, the terms and administration of such Award shall comply with the provisions of such Section, applicable IRS guidance and good faith reasonable interpretations thereof and, to the extent necessary, shall be modified, replaced, or terminated in the discretion of the Committee.

Article IV

Eligibility

        Those Employees who, in the judgment of the Committee, may contribute to the profitability and growth of the Company, a Subsidiary, or Limited Liability Company and all Non-Employee Directors, shall be eligible to receive Awards under the Plan, provided that only Employees shall be eligible for grants of ISOs.

Article V

Limitations on Awards

        5.1    Limits on Issuance of Shares.    The Stock to be distributed under the Plan may be either authorized and issued shares or unissued shares, including but not limited to shares held as treasury shares. The maximum number of shares of Stock which may be issued under the Plan shall be                         . The following additional limitations shall apply to the issuance of Stock under the Plan pursuant to various types of Awards:

	Type of Awards	Maximum Issuance
(a)	Restricted Stock and Performance Awards to Employees	shares
(b)	Stock Options and Restricted Stock to Non-Employee Directors, but no more than shares of Restricted Stock	shares
(c)	Incentive Stock Options	shares

Any shares of Stock that are subject to an Award which for any reason lapses, is cancelled, or is terminated without the issuance of such shares shall again be available for Awards under the Plan.

        5.2    Limits on Awards to Employees.    No Employee shall be awarded, during the term of the Plan, (a) Restricted Stock covering more than            shares of Stock, or (b) Options and SARs covering more than            shares of Stock. No Employee shall be granted Performance Awards under Article IX during a calendar year that could result in a payment of more than $            in cash and/or shares of Stock, based on the Fair Market Value of the Stock as of the first day of the performance period.

Article VI

Stock Options

        6.1    Grant of Options.

          (a)   The Committee may, at any time and from time to time, grant Options under the Plan to eligible Employees or Non-Employee Directors, for such numbers of shares and having such terms as the Committee shall designate, subject to the provisions of the Plan. The Committee will also determine the type of Option granted (e.g., ISO, nonstatutory, other statutory Options as from time to time may be permitted by the Code) or a combination of various types of Options. The date on which an Option shall be granted shall be the date of the Committee's authorization of such grant. Any individual at any one time and from time to time may hold more than one Option granted under the Plan or under any other Stock plan of the Company.

          (b)   Each Option shall be evidenced by a Stock Option Agreement in such form and containing such provisions consistent with the provisions of the Plan as the Committee from time to time shall approve.

        6.2    Exercise Price.    The price at which shares of Stock may be purchased under an Option shall not be less than 100% of the Fair Market Value of the Stock on the date the Option is granted.

        6.3    Option Period.    The period during which an Option may be exercised shall be determined by the Committee; provided, that such period will not be longer than ten years from the date on which the Option is granted in the case of ISOs, and ten years and one day in the case of other Options. The date or dates on which portion(s) of an Option may be exercised during the term of an Option shall be determined by the Committee and may vary from Option to Option. The Committee may also determine to accelerate the time at which portion(s) of an outstanding Option may be exercised.

        6.4    Termination of Service.    An Option shall terminate and may no longer be exercised three months after the Optionee ceases to be an Employee for any reason other than termination for Cause, Total Disability, death or Retirement. Unless an Employee's Stock Option Agreement provides otherwise, all Options shall terminate and may no longer be exercised upon an Optionee's termination for Cause. If an Employee's employment is terminated by reason of Total Disability or Retirement, all Options held by the Employee will vest and may be exercised within the period not to exceed the lesser of four years following such termination or the remaining term of the Option award. If the Optionee is an Employee and dies while in the employ of the Company, a Subsidiary or LLC, or within three months after the termination of such employment (except termination for Cause), the vesting provisions of an Option held by the Employee will lapse and such Option may, within the lesser of four years after the Optionee's death or the remaining term of the Option award, be exercised by the legal representative of the Optionee's estate, or if it has been distributed as part of the estate, by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the applicable laws of descent and distribution. If a Non-Employee Director's service is terminated due to Retirement or Total Disability, all Options held by the Non-Employee Director will vest and such Options may be exercised within the remainder of the Option's term. If a Non-Employee Director dies while in the service of the Company, all Options held by the Non-Employee Director will vest and such Options may be exercised within the remainder of the term of the Option by the legal representative of the Optionee's estate, or if it has been distributed as part of the estate, by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the applicable laws of descent and distribution. In no event may an Option be exercised to any extent by anyone after the expiration or termination of the Option.

        6.5    Payment for Shares.    To the extent permitted under applicable law and the relevant Stock Option Agreement, the exercise price of an Option shall be paid to the Company in full at the time of exercise at the election of the Optionee (1) in cash, (2) in shares of Stock having a Fair Market Value equal to the aggregate exercise price of the Option and satisfying such other requirements as may be imposed by the Committee, (3) partly in cash and partly in such shares of Stock, (4) to the extent permitted by the Committee, through the withholding of shares of Stock (which would otherwise be delivered to the Optionee) with an aggregate Fair Market Value on the exercise date equal to the aggregate exercise price of the Option or (5) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate exercise price of the Option. The Committee may limit the extent to which shares of Stock may be used in exercising Options. No Optionee shall have any rights to dividends or other rights of a stockholder with respect to shares of Stock subject to an Option until the Optionee has given written notice of exercise of the Option, paid in full for such shares of Stock and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

Article VII

Stock Appreciation Rights

        7.1    Grant.    An SAR shall represent a right to receive a payment in cash equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over an amount (the SAR exercise price) which shall be no less than the Fair Market Value of the shares on the date the SAR was granted (or the option price for SARs granted in tandem with an Option), as set forth in the applicable Award agreement. Each SAR shall be evidenced by an Award agreement that shall specify the SAR exercise price, the duration of the SAR, the number of shares of stock to which the SAR pertains, whether the SAR is granted in tandem with the grant of an Option or is freestanding, and such other provisions as the Committee shall determine. SARs shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and which shall be set forth in the applicable Award agreement, which need not be the same for each grant of for each grantee.

        7.2    Exercise.    SARs granted in tandem with the grant of an Option may be exercised for all or part of the shares of Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. SARs granted in tandem with the grant of an Option may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. SARs granted independently from the grant of an Option may be exercised upon the terms and conditions contained in the applicable Award agreement.

        7.3    Termination.    The Award agreement for a SAR shall set forth the extent to which a grantee shall have the right to exercise an SAR following termination of the grantee's service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs, and may reflect distinctions based on the reasons for termination.

Article VIII

Restricted Stock

        8.1    Terms of Grant.    At the time of making a grant of Restricted Stock or making payment of an Award in Restricted Stock to an Employee or Non-Employee Director, the Committee shall establish a Restriction Period and assign such terms, conditions and other restrictions to the Restricted Stock as it shall determine.

        8.2    Restricted Stock—Rights.    Restricted Stock will be represented by a Stock certificate registered in the name of the Restricted Stock recipient. Such certificate, accompanied by a separate duly endorsed stock power, shall be deposited with the Company. The recipient shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Restricted Stock and all other stockholder's rights, with the exception that (i) the recipient will not be entitled to delivery of the Stock certificate during the Restriction Period, (ii) the Company will retain custody of the Restricted Stock during the Restriction Period and (iii) a breach of the terms and conditions established by the Committee pursuant to the Award will cause a forfeiture of the Restricted Stock. The Committee may, in addition, prescribe additional restrictions, terms and conditions upon or to the Restricted Stock.

        8.3    Termination of Service.    If an Employee or Non-Employee Director terminates service by reason of Total Disability, death or Retirement prior to the expiration of a Restriction Period for a grant of Restricted Stock, the Restriction Period will lapse and the shares will be delivered to the recipient. Unless the Committee provides otherwise, a termination of service for other reasons prior to the expiration of the applicable Restriction Period will result in the forfeiture of the Restricted Stock.

        8.4    Restricted Stock Agreement.    Each grant of, or payment of an Award in, Restricted Stock shall be evidenced by a Restricted Stock Agreement in such form and containing such terms and conditions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

Article IX

Performance Awards

        9.1    Eligibility for Awards.    The Committee shall designate Employees as eligible to receive Performance Awards under the Plan and shall establish applicable Performance Periods and performance goals for any such Awards.

        9.2    Performance Awards.    Performance Awards may be in the form of performance shares, which are units valued by reference to shares of Stock or performance units, which are units valued by reference to financial measures or property other than Stock, and shall be subject to such terms and conditions and other restrictions as the Committee shall assign. At the time of making grants of Performance Awards, the Committee shall establish such terms and conditions as it shall determine applicable to such Awards. Performance Awards may be paid out in cash, Stock, Restricted Stock, other property or a combination thereof. Recipients of Performance Awards are not required to provide consideration other than the rendering of service.

        9.3    Partial Performance Period Participation.    Subject to applicable restrictions under Section 162(m) of the Code, the Committee shall determine the extent to which an Employee shall participate in a partial Performance Period because of becoming eligible after the beginning of such Performance Period. In the event an Employee terminates employment due to death, Total Disability or Retirement after completing at least one month of the Performance Period for an Award, such Employee shall be entitled to a pro rata portion of the Award if the applicable performance goals are met, payable in accordance with procedures established by the Committee. Unless the Committee provides otherwise, if an Employee terminates employment for any other reason prior to the end of a Performance Period for an Award, he shall not be entitled to any payment under the Award.

Article X

Adjustment Upon Changes In Stock

        Subject to the limitations of Article XIII, the Committee shall appropriately adjust the number of shares or kind of Stock which may be issued pursuant to this Plan, the other limits on Stock issuable under the Plan under Article V, and the number of shares covered by, and the exercise price of, each outstanding Award, for any increase or decrease in the total number of issued and outstanding Stock (or change in kind) resulting from any change in the Stock through a merger, consolidation, reorganization, recapitalization, subdivision or consolidation of shares or other capital adjustment or the payment of a stock dividend or other increase or decrease (or change in kind) in such shares. In the event of any such adjustment, fractional shares shall be eliminated.

Article XI

Change In Control

        Notwithstanding anything to the contrary in the Plan, in the event of a Change in Control:

          (i)    If during a Restriction Period(s) applicable to Restricted Stock issued under the Plan, all restrictions imposed hereunder on such Restricted Stock shall lapse effective as of the date of the Change in Control;

          (ii)   If during a Performance Period(s) applicable to a Performance Award granted under the Plan, an Employee shall earn the number of performance shares or performance units which the Employee would have earned as if target performance under the Award was obtained; and

          (iii)  Any outstanding Options or SARs that are not exercisable shall become exercisable effective as of the date of a Change in Control. If a grantee's employment or service is terminated within 24 months of the effective date of a Change in Control, to the extent that any Option or SAR was exercisable at the time of the grantee's termination, such Option or SAR may be exercised within four years following the date of termination or expiration of the Award if sooner.

        For purposes of the Plan, a "Change in Control" shall be deemed to have occurred if after the date the Company first offers shares of Stock in an initial public offering:

          (a)   Any person ("Person") as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities (other than indirectly as a result of the Company's redemption of its securities); or

          (b)   The consummation of any merger or other business combination of the Company, sale of 50% or more of the Company's assets, liquidation or dissolution of the Company or combination of the foregoing transactions (the "Transactions") other than a Transaction immediately following which the shareholder of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least 60% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser or successor to the Company's assets; (C) both the surviving corporation and the purchaser in the event of any combination of Transactions; or (D) the parent company owning 100% of such surviving corporation, purchaser or both the surviving corporation and the purchaser, as the case may be; or

          (c)   Within any twenty-four month period, the persons who were directors immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who commenced or threatened to commence an election contest or proxy solicitation by or on behalf of a Person (other than the Board) or who has entered into an agreement to effect a Change in Control or expressed an intention to cause such a Change in Control); or

          (d)   A majority of the members of the Board of Directors in office immediately prior to a proposed transaction determine by a written resolution that such proposed transaction, if taken, will be deemed a Change in Control and such proposed transaction is consummated.

        The following events shall not constitute a Change in Control and shall not be considered in determining whether a Change in Control has occurred: (i) the sale or purchase of the Company's common stock in connection with the initial public offering of such stock; (ii) the distribution to Kerr-McGee Corporation shareholders of the shares of the Company's common stock that Kerr-McGee Corporation and its affiliates own subsequent to the completion of the initial public offering of such stock; or (iii) Kerr-McGee Corporation exchanging shares of the Company's common stock that it owns subsequent to the completion of the initial public offering of such stock with its shareholders in return for shares of Kerr-McGee Corporation.

Article XII

Miscellaneous

        12.1    Effect on Other Plans.    Except as otherwise required by law, no action taken under the Plan shall be taken into account in determining any benefits under any pension, retirement, thrift, profit sharing, group insurance or other benefit plan maintained by the Company or any Subsidiaries, unless such other plan specifically provides for such inclusion.

        12.2    Transfer Restrictions.    Except as provided in Article XII, Section 12.3, no Award shall be transferable other than by will or the laws of descent and distribution. Any Option or SAR shall be exercisable (i) during the lifetime of the grantee, only by the grantee or, to the extent permitted by the Code, by an appointed guardian or legal representative of the grantee, and (ii) after death of the grantee, only by the grantee's legal representative or by the person who acquired the right to exercise such Option or SAR by bequest or inheritance or by reason of the death of the grantee.

        12.3    Transfer of Options.    The Committee may, in its discretion, authorize all or a portion of the Options to be granted to an Optionee to be on terms which permit transfer by such Optionee to an immediate family member of the Optionee who acquires the options from the Optionee through a gift or a domestic relations order. For purposes of this Article XII, Section 12.3, "family member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, trusts for the exclusive benefit of these persons and any other entity owned solely by these persons, provided that the Stock Option Agreement pursuant to which such Options are granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section and provided further that subsequent transfers of transferred options shall be prohibited except those in accordance with Article XII, Section 12.2. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of service of Article VI, Section 6.4 hereof shall continue to be applied with respect to the original Optionee, following which the options shall be exercisable by the Transferee only to the extent and for the periods specified in Article VI, Section 6.4.

        12.4    Withholding Taxes.    The Company shall have the right to withhold from any settlement hereunder any federal, state, or local taxes required by law to be withheld, or require payment in the amount of such withholding. If settlement hereunder is in the form of Stock, such withholding may be satisfied by the withholding of shares of Stock by the Company, unless the grantee shall pay to the Company an amount sufficient to cover the amount of taxes required to be withheld, and such withholding of shares does not violate any applicable laws, rules or regulations of federal, state or local authorities.

        12.5    Transfer of Employment and Leave of Absence.    Transfer of employment between the Company, a Subsidiary or Limited Liability Company, or between Limited Liability Companies and Subsidiaries shall not constitute termination of employment for the purpose of the Plan. Whether any leave of absence shall constitute termination of employment for the purposes of the Plan shall be determined in each case by the Committee.

        12.6    Administrative Expenses.    All administrative expenses associated with the administration of the Plan shall be borne by the Company.

        12.7    Titles and Headings.    The titles and headings of the articles in this Plan are for convenience of reference only and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

        12.8    No Guarantee of Continued Employment.    No grant of an Award to an Employee under the Plan or any provisions thereof shall constitute any agreement for or guarantee of continued employment by the Company and no grant of an Award to a Non-Employee Director shall constitute any agreement for or guarantee of continuing as a Non-Employee Director.

        12.9    Proceeds.    The proceeds received by the Company from the sale of Stock under the Plan shall be added to the general funds of the Company and shall be used for corporate purposes as the Board shall direct.

        12.10    Governing Law.    The Plan shall be governed and construed in accordance with the laws of Delaware, except to the extent that federal law applies.

        12.11    Award Deferrals.    Employees and non-employee directors who are eligible to participate in a deferred compensation plan may elect to defer receipt of amounts under an Award in accordance with the terms of the plan.

Article XIII

Amendment And Termination

        The Board may at any time terminate or amend this Plan in such respect as it shall deem advisable. Notwithstanding the foregoing, the Board may not, without further approval of the stockholders of the Company, amend the Plan in a manner that requires such approval under the rules of the New York Stock Exchange, the Code, or any other applicable law, including any amendment that materially increases the maximum number of shares of Stock issuable under the Plan or results in the repricing of Options. No amendment or termination of the Plan shall, without the consent of the grantee of an Award, have a materially adverse effect on the grantee's rights or obligations under the Award.

Article XIV

Duration Of The Plan

        The effective date of this Plan shall be                  , 2005. If not sooner terminated by the Board, this Plan shall terminate on                  , 2015. No Awards shall be made after the Plan has terminated. Awards granted before the termination of the Plan shall remain outstanding and the terms of the Plan shall continue to apply to such Awards.

TRONOX INCORPORATED
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  EXHIBIT 10.9
FORM OF TRONOX INCORPORATED 2005 LONG TERM INCENTIVE PLAN
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